UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2013

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 5, 2013, GigOptix, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended July 1, 2013 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 31, 2013, David T. Mitchell, a Class I director of the Company, resigned for personal reasons from the Company’s Board of Directors (the “Board”), effective immediately. The resignation of Mr. Mitchell was not a result of any disagreement with the Company or the Board. Mr. Mitchell had served on the Board since June 25, 2012. The Company thanks Mr. Mitchell for his service to the Board and the Company.

After receipt of Mr. Mitchell’s letter of resignation, the Board, on July 31, 2013 and as permitted by the terms of the Company’s Amended and Restated By-laws, passed a resolution to eliminate the Class I director seat vacated by Mr. Mitchell and instead set the size of the Board at six directors.

(e) As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2013, the Company, in connection with company-wide salary reductions, effected a temporary reduction of salaries effective on January 21, 2013. On August 1, 2013, the Compensation Committee of the Board approved the restoration of the prior salary reductions for all of the Company’s executive officers, alongside with restoration of the prior salary reduction for all other employees as per management decision. The reinstatement of the original salaries was effective immediately. As a result, the current salaries for the executive officers are as follows:

Executive Officer	Salary
Dr. Avi Katz	$409,500
Curt Sacks	$254,100
Andrea Betti-Berutto	$254,100

The material terms of the Employment Agreements of each of Dr. Katz and Messrs. Sacks and Betti-Berutto as previously disclosed by the Company have not been revised and remain in full force and effect. Copies of the Employment Agreements for Dr. Katz and Messrs. Sacks and Betti-Berutto have been previously filed as Exhibits 10.1, 10.2, and 10.3, respectively, to the Current Report on Form 8-K, as filed with the SEC on August 15, 2012, and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3, respectively, as previously filed.

On August 1, 2013, the Compensation Committee of the Board also decided to issue restricted stock units under the Company’s 2008 Equity Incentive Plan to the executive officers of the Company. The Company will withhold shares of stock subject to the restricted stock units at the time of vesting (as described below) for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such restricted stock units issued to the executive officers. The amounts and vesting schedules of the awards to the executive officers are set forth below:

Awards with one seventh of the total award vesting on the following dates – November 1, 2013, February 1, 2014, May 1, 2014, August 1, 2014, November 1, 2014, February 1, 2015 and May 1, 2015:

•	Dr. Avi Katz – 354,832 restricted stock units

•	Curt Sacks – 87,614 restricted stock units

•	Andrea Betti-Berutto – 94,424 restricted stock units

Awards with twenty-five percent of the total award vesting on May 1, 2014, and one twelfth of the remaining award vesting on August 1, November 1, February 1 and May 1 over the next twelve quarters thereafter, with the last vesting date occurring on May 1, 2017:

•	Dr. Avi Katz – 128,800 restricted stock units

•	Curt Sacks – 48,300 restricted stock units

•	Andrea Betti-Berutto – 48,300 restricted stock units

The awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On July 31, 2013, the Board approved an amendment to the Company’s By-laws, effective the same date, to add a new Section 7.6 to Article 7 thereto that provides that, unless the Company consents in writing to the selection of an alternative forum, a state court located in the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or the Company’s Certificate of Incorporation or By-laws (as either may be amended from time to time, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware.

A copy of the Company’s Amended and Restated By-laws, as amended on July 31, 2013, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

The disclosure set forth in the second paragraph of Item 5.02(b) is hereby incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Amended and Restated By-laws of GigOptix, Inc.

Exhibit 99.1	Press Release dated August 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: August 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of GigOptix, Inc.

99.1	Press Release dated August 5, 2013.